Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL REPORTS SECOND QUARTER RESULTS; UPDATES 2025 GUIDANCE

•Sales of $10.4 Billion, Reported Sales Up 8%, Organic1 Sales Up 5%, Exceeding High End of Previous Guidance
•Earnings Per Share of $2.45 and Adjusted Earnings Per Share1 of $2.75, Exceeding High End of Previous Guidance
•Company Raises Full-Year Organic Growth and Adjusted Earnings Per Share Guidance
•Closed $2.2 Billion Acquisition of Sundyne, Announced £1.8 Billion Acquisition of Johnson Matthey's Catalyst Technologies Business, and Completed $1.3 Billion Sale of PPE Business
•Announced Evaluation of Strategic Alternatives for Productivity Solutions and Services and Warehouse and Workflow Solutions Businesses, Concluding Comprehensive Portfolio Review Initiated in Early 2024 by Chairman and CEO Vimal Kapur
•Separations Progressing Successfully with Solstice Advanced Materials Spin Date Targeted for Fourth Quarter of 2025

CHARLOTTE, N.C., July 24, 2025 -- Honeywell (NASDAQ: HON) today announced results for the second quarter that met or exceeded the company's guidance. The company also raised its full-year organic growth and adjusted earnings per share guidance ranges and reiterated its free cash flow guidance range.
The company reported second-quarter year-over-year sales growth of 8% and organic1 sales growth of 5%, led by double-digit organic sales growth in defense and space and UOP. Operating income increased 7% and segment profit1 increased 8% to $2.4 billion led by growth in Building Automation. Operating margin contracted 30 basis points to 20.4% and segment margin1 contracted 10 basis points to 22.9%, meeting previous guidance. Earnings per share for the second quarter was $2.45, up 4% year over year, and adjusted earnings per share1 was $2.75, up 10% year over year. Operating cash flow was $1.3 billion, down 4% year over year, and free cash flow1 was $1.0 billion, down 9% year over year.
"Honeywell delivered outstanding results in the second quarter with both organic growth and adjusted earnings per share exceeding guidance despite the unpredictable macroeconomic backdrop," said Vimal Kapur, chairman and chief executive officer of Honeywell. "With Building Automation leading the way, three out of four segments grew sales at better than 5% in the quarter, demonstrating the power of our Accelerator operating system to adapt quickly and drive growth even as business conditions change. During the quarter, we also saw promising results from our increased focus on new product innovation, which further supported the growth of our record backlog. In parallel, we continued to take a balanced approach to capital deployment, selectively pursuing attractive M&A opportunities, such as the bolt-on acquisition of Johnson Matthey's Catalyst Technologies business and the strategic tuck-in of Li-ion Tamer."

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Honeywell Q2’25 Results - 2

Kapur added, "With the announcement of our review of strategic alternatives for our Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, this month also marked the conclusion of the in-depth portfolio review that I initiated early in my tenure as CEO to simplify and optimize Honeywell's businesses. As we prepare to separate into three industry-leading public companies, we are confident that our efforts to shape our portfolio have positioned Honeywell to deliver significant value for customers, employees, and shareholders."
As a result of the company's second-quarter performance and management's outlook for the remainder of the year, Honeywell updated its full-year sales, segment margin2, and adjusted earnings per share2,3 guidance. Full-year sales are now expected to be $40.8 billion to $41.3 billion with organic1 sales growth in the range of 4% to 5%. Segment margin2 is expected to be in the range of 23.0% to 23.2%, with segment margin2 expansion of 40 to 60 basis points year over year. Adjusted earnings per share2,3 is now expected to be in the range of $10.45 to $10.65, up 20 cents at the midpoint from the prior guidance range. Operating cash flow is still expected to be in the range of $6.7 billion to $7.1 billion, with free cash flow1 in the range of $5.4 billion to $5.8 billion. Excluding the impact of the Bombardier agreement4 signed in the fourth quarter of 2024, the company expects organic sales1 growth of 3% to 4%, segment margin2 down 30 to 10 basis points year over year, and adjusted earnings per share2,3 up 1% to 3% year over year. Guidance now includes the impact of the Sundyne acquisition, which closed in June, and the sale of the company's Personal Protective Equipment business, which closed in May. A summary of the company's full-year guidance changes can be found in Table 1.

Portfolio Transformation
In February, Honeywell announced that its Board of Directors concluded its comprehensive portfolio review and decided to pursue a separation of its Automation and Aerospace businesses. The planned separation, coupled with the previously announced plan to spin advanced materials, expected in the fourth quarter of 2025, will result in three publicly-listed industry leaders and is intended to be fully completed in the second half of 2026. To oversee the transformation processes, Honeywell formed dedicated separation management offices to ensure that its business leaders remain focused on managing day-to-day operations.
During the second quarter, Honeywell continued to optimize its portfolio and judiciously deploy shareholder capital ahead of the planned separation, including repurchasing $1.7 billion of its shares. In May, the company closed the sale of its personal protective equipment business for $1.3 billion, and in July it announced a review of strategic alternatives for its productivity solutions and services and warehouse and workflow solutions businesses. In addition, Honeywell announced the acquisition of Johnson Matthey's Catalyst Technologies business in May for £1.8 billion, closed the acquisition of Sundyne in June for $2.2 billion, and completed the strategic tuck-in acquisition of Li-ion Tamer in July. With these latest transactions, Honeywell has now announced $13.5 billion of acquisitions since December 2023 and exceeded its commitment, unveiled at its 2023 Investor Day, to deploy at least $25 billion toward high-return capital expenditures, dividends, opportunistic share repurchases, and accretive acquisitions through 2025.

Second-Quarter Performance
Honeywell sales for the second quarter were up 8% year over year on a reported basis and 5% on an organic1 basis year over year. The second-quarter financial results can be found in Tables 2 and 3.
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Honeywell Q2’25 Results - 3

Aerospace Technologies sales for the second quarter increased 6% organically1 from the prior year, driven by continued strength in both defense and space and commercial aftermarket. Defense and space grew 13% year over year, aided by an elevated global demand environment. Commercial aftermarket sales increased 7%, led by growth in air transport and ongoing supply chain unlock. Backlog grew 16% from the previous year, supported by strong double-digit growth in orders. Segment margin contracted 170 basis points to 25.5% as commercial excellence and productivity actions were more than offset by cost inflation and the impact of acquisitions.
Industrial Automation sales for the second quarter were flat on an organic1 basis. Process solutions increased 1% year over year, led by a return to growth in smart energy. Sensing and safety technologies sales increased 4% year over year, driven by a third consecutive quarter of growth in sensing on sustained demand for healthcare sensors. Sales in warehouse and workflow solutions declined 4% year over year due to timing of large project execution. Productivity solutions and services sales decreased 7% year over year, largely as a result of challenging demand in Europe. Segment margin expanded 20 basis points year over year to 19.2% as productivity actions and commercial excellence more than offset cost pressures.
Building Automation sales for the second quarter increased 8% organically1 year over year. Building products grew 9% with strength across fire, security, and building management systems. Building solutions improved 5% led by growth in the Middle East. Orders grew both year over year and sequentially, led by strength in products. Segment margin expanded 90 basis points from the prior year to 26.2%, driven by volume leverage and benefit from the access solutions acquisition.
Energy and Sustainability Solutions sales for the second quarter increased 6% organically1 year over year. UOP grew 16%, driven by strong petrochemical catalyst shipments, higher licensing sales volumes in gas processing, and strong backlog conversion in sustainability projects. Advanced materials sales increased 1% in the quarter, as strength in specialty chemicals and materials more than offset the continuation of challenging prior year comparisons in fluorine products in the first half of the year. Segment margin contracted 110 basis points to 24.1% as pressure from a customer settlement and cost inflation were partially offset by volume leverage and the margin-accretive LNG acquisition.

Conference Call Details
Honeywell will discuss its second-quarter results and full-year 2025 guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

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Honeywell Q2’25 Results - 4

TABLE 1: FULL-YEAR 2025 GUIDANCE2

	Previous Guidance	Current Guidance
Sales	$39.6B - $40.5B	$40.8B - $41.3B
Organic[1] Growth	2% - 5%	4% - 5%
Segment Margin	23.2% - 23.5%	23.0% - 23.2%
Expansion	Up 60 - 90 bps	Up 40 - 60 bps
Adjusted Earnings Per Share[3]	$10.20 - $10.50	$10.45 - $10.65
Adjusted Earnings Growth[3]	3% - 6%	6% - 8%
Operating Cash Flow	$6.7B - $7.1B	$6.7B - $7.1B
Free Cash Flow[1]	$5.4B - $5.8B	$5.4B - $5.8B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS
(Dollars in millions, except per share amounts)

	2Q 2025	2Q 2024	Change
Sales	$10,352	$9,577	8%
Organic[1] Growth			5%
Operating Income	$2,114	$1,978	7%
Operating Income Margin	20.4%	20.7%	-30 bps
Segment Profit[1]	$2,366	$2,199	8%
Segment Margin[1]	22.9%	23.0%	-10 bps
Earnings Per Share	$2.45	$2.36	4%
Adjusted Earnings Per Share[1]	$2.75	$2.49	10%
Operating Cash Flow	$1,319	$1,371	(4%)
Free Cash Flow[1]	$1,016	$1,112	(9%)

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Honeywell Q2’25 Results - 5

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS
(Dollars in millions)

AEROSPACE TECHNOLOGIES	2Q 2025	2Q 2024	Change
Sales	$4,307	$3,891	11%
Organic[1] Growth			6%
Segment Profit	$1,098	$1,060	4%
Segment Margin	25.5%	27.2%	-170 bps
INDUSTRIAL AUTOMATION
Sales	$2,380	$2,506	(5%)
Organic[1] Growth			—%
Segment Profit	$456	$477	(4%)
Segment Margin	19.2%	19.0%	20 bps
BUILDING AUTOMATION
Sales	$1,826	$1,571	16%
Organic[1] Growth			8%
Segment Profit	$479	$397	21%
Segment Margin	26.2%	25.3%	90 bps
ENERGY AND SUSTAINABILITY SOLUTIONS
Sales	$1,837	$1,604	15%
Organic[1] Growth			6%
Segment Profit	$443	$405	9%
Segment Margin	24.1%	25.2%	-110 bps

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin or adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market.

4	4Q24 financial results include impact of the Bombardier Agreement (BBD) announced on December 2, 2024, resulting in a reduction to Sales of $0.4B, Net Income of $0.3B, and Cash Flow of $0.5B.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends - automation, the future of aviation, and energy transition - underpinned by our Honeywell Accelerator operating system and Honeywell Connected Enterprise integrated software platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations that help make the world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
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Honeywell Q2’25 Results - 6

We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements related to the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the consummation of the spin-off of the Advanced Materials business into Solstice Advanced Materials, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, which can affect our performance in both the near and long term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell basis;
•Segment profit margin, on an overall Honeywell basis;
•Organic sales growth;
•Free cash flow; and
•Adjusted earnings per share.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q2’25 Results - 7

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product sales	$7,119	$6,477	$13,764	$12,740
Service sales	3,233	3,100	6,410	5,942
Net sales	10,352	9,577	20,174	18,682
Costs, expenses and other
Cost of products sold	4,548	4,247	8,799	8,282
Cost of services sold	1,781	1,609	3,567	3,157
Total Cost of products and services sold	6,329	5,856	12,366	11,439
Research and development expenses	481	382	920	742
Selling, general and administrative expenses	1,428	1,361	2,789	2,663
Impairment of assets held for sale	—	—	15	—
Other (income) expense	(87)	(246)	(287)	(477)
Interest and other financial charges	330	250	616	470
Total costs, expenses and other	8,481	7,603	16,419	14,837
Income before taxes	1,871	1,974	3,755	3,845
Tax expense	302	414	719	810
Net income	1,569	1,560	3,036	3,035
Less: Net income attributable to noncontrolling interest	(1)	16	17	28
Net income attributable to Honeywell	$1,570	$1,544	$3,019	$3,007
Earnings per share of common stock - basic	$2.46	$2.37	$4.70	$4.62
Earnings per share of common stock - assuming dilution	$2.45	$2.36	$4.67	$4.59
Weighted average number of shares outstanding - basic	637.5	650.2	642.8	651.3
Weighted average number of shares outstanding - assuming dilution	640.9	654.2	646.3	655.5

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Honeywell Q2’25 Results - 8

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net sales	2025	2024	2025	2024
Aerospace Technologies	$4,307	$3,891	$8,479	$7,560
Industrial Automation	2,380	2,506	4,758	4,984
Building Automation	1,826	1,571	3,518	2,997
Energy and Sustainability Solutions	1,837	1,604	3,398	3,129
Corporate and All Other	2	5	21	12
Total Net sales	$10,352	$9,577	$20,174	$18,682

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended June 30,		Six Months Ended June 30,
Segment profit	2025	2024	2025	2024
Aerospace Technologies	$1,098	$1,060	$2,197	$2,095
Industrial Automation	456	477	880	951
Building Automation	479	397	919	747
Energy and Sustainability Solutions	443	405	789	708
Corporate and All Other	(110)	(140)	(161)	(208)
Total Segment profit	2,366	2,199	4,624	4,293
Interest and other financial charges	(330)	(250)	(616)	(470)
Interest income[1]	79	110	169	215
Amortization of acquisition-related intangibles[2]	(133)	(85)	(269)	(155)
Impairment of assets held for sale	—	—	(15)	—
Stock compensation expense[3]	(57)	(55)	(118)	(108)
Pension ongoing income[4]	85	140	240	285
Pension mark-to-market expense[4]	—	—	(14)	—
Other postretirement income[4]	4	4	8	10
Repositioning and other charges[5,6]	(39)	(44)	(84)	(137)
Other expense[7]	(104)	(45)	(170)	(88)
Income before taxes	$1,871	$1,974	$3,755	$3,845

1	Amounts included in Other (income) expense.
2	Amounts included in Cost of products and services sold.
3	Amounts included in Selling, general and administrative expenses.
4	Amounts included in Cost of products and services sold (service cost component), Selling, general and administrative expenses (service cost component), Research and development expenses (service cost component), and Other (income) expense (non-service cost component).
5	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
6	Includes repositioning, asbestos, and environmental expenses.
7	Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

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Honeywell Q2’25 Results - 9

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$10,349	$10,567
Short-term investments	328	386
Accounts receivable, less allowances of $331 and $314, respectively	8,823	7,819
Inventories	7,013	6,442
Assets held for sale	—	1,365
Other current assets	1,454	1,329
Total current assets	27,967	27,908
Investments and long-term receivables	1,427	1,394
Property, plant and equipment—net	6,405	6,194
Goodwill	23,804	21,825
Other intangible assets—net	7,356	6,656
Insurance recoveries for asbestos-related liabilities	166	171
Deferred income taxes	229	238
Other assets	11,065	10,810
Total assets	$78,419	$75,196
LIABILITIES
Current liabilities
Accounts payable	$7,111	$6,880
Commercial paper and other short-term borrowings	6,271	4,273
Current maturities of long-term debt	74	1,347
Accrued liabilities	8,163	8,348
Liabilities held for sale	—	408
Total current liabilities	21,619	21,256
Long-term debt	30,167	25,479
Deferred income taxes	1,894	1,787
Postretirement benefit obligations other than pensions	109	112
Asbestos-related liabilities	1,243	1,325
Other liabilities	6,733	6,076
Redeemable noncontrolling interest	7	7
Shareowners’ equity	16,647	19,154
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$78,419	$75,196
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Honeywell Q2’25 Results - 10

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$1,569	$1,560	$3,036	$3,035
Less: Net income attributable to noncontrolling interest	(1)	16	17	28
Net income attributable to Honeywell	1,570	1,544	3,019	3,007
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities
Depreciation	198	163	372	329
Amortization	206	146	406	271
Loss on sale of non-strategic businesses and assets	30	—	14	—
Impairment of assets held for sale	—	—	15	—
Repositioning and other charges	39	44	84	137
Net payments for repositioning and other charges	(91)	(87)	(195)	(211)
Pension and other postretirement income	(89)	(144)	(234)	(295)
Pension and other postretirement benefit payments	(7)	(7)	(12)	(15)
Stock compensation expense	57	55	118	108
Deferred income taxes	(12)	(39)	(31)	(36)
Other	(113)	(28)	(309)	(186)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures
Accounts receivable	(494)	(202)	(918)	(149)
Inventories	(323)	63	(504)	(77)
Other current assets	(185)	(113)	(150)	(50)
Accounts payable	353	(42)	204	(423)
Accrued liabilities	553	227	430	(338)
Income taxes	(373)	(209)	(393)	(253)
Net cash provided by operating activities	1,319	1,371	1,916	1,819
Cash flows from investing activities
Capital expenditures	(303)	(259)	(554)	(492)
Proceeds from disposals of property, plant and equipment	—	—	23	—
Increase in investments	(330)	(230)	(681)	(468)
Decrease in investments	415	237	753	392
(Payments) receipts from settlements of derivative contracts	(290)	33	(415)	76
Cash paid for acquisitions, net of cash acquired	(2,158)	(4,913)	(2,163)	(4,913)
Proceeds from sale of business, net of cash transferred	1,157	—	1,157	—
Net cash used for investing activities	(1,509)	(5,132)	(1,880)	(5,405)
Cash flows from financing activities
Proceeds from issuance of commercial paper and other short-term borrowings	7,008	4,770	11,863	6,993
Payments of commercial paper and other short-term borrowings	(6,577)	(2,019)	(9,990)	(4,489)
Proceeds from issuance of common stock	56	165	98	309
Proceeds from issuance of long-term debt	3,989	—	4,035	5,710
Payments of long-term debt	(1,265)	(32)	(1,309)	(605)
Repurchases of common stock	(1,702)	(529)	(3,604)	(1,200)
Cash dividends paid	(747)	(743)	(1,479)	(1,446)
Other	(3)	(10)	(35)	26
Net cash (used for) provided by financing activities	759	1,602	(421)	5,298
Effect of foreign exchange rate changes on cash and cash equivalents	123	(21)	167	(61)
Net (decrease) increase in cash and cash equivalents	692	(2,180)	(218)	1,651
Cash and cash equivalents at beginning of period	9,657	11,756	10,567	7,925
Cash and cash equivalents at end of period	$10,349	$9,576	$10,349	$9,576

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Honeywell Q2’25 Results - 11

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell’s business.
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Honeywell Q2’25 Results - 12

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

Three Months Ended June 30, 2025
Honeywell
Reported sales percent change	8%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	3%
Organic sales percent change	5%

Aerospace Technologies
Reported sales percent change	11%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	5%
Organic sales percent change	6%

Industrial Automation
Reported sales percent change	(5)%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	(6)%
Organic sales percent change	—%

Building Automation
Reported sales percent change	16%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	8%
Organic sales percent change	8%

Energy and Sustainability Solutions
Reported sales percent change	15%
Less: Foreign currency translation	2%
Less: Acquisitions, divestitures and other, net	7%
Organic sales percent change	6%
We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for the forward-looking measure of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Q2’25 Results - 13

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2024
Operating income	$2,114	$1,978	$7,441
Stock compensation expense[1]	57	55	194
Repositioning, Other[2,3]	54	58	292
Pension and other postretirement service costs[4]	15	16	65
Amortization of acquisition-related intangibles[5]	133	85	415
Acquisition-related costs[6]	(7)	7	25
Indefinite-lived intangible asset impairment[1]	—	—	48
Impairment of assets held for sale	—	—	219
Segment profit	$2,366	$2,199	$8,699

Operating income	$2,114	$1,978	$7,441
÷ Net sales	$10,352	$9,577	$38,498
Operating income margin %	20.4%	20.7%	19.3%
Segment profit	$2,366	$2,199	$8,699
÷ Net sales	$10,352	$9,577	$38,498
Segment profit margin %	22.9%	23.0%	22.6%

1	Included in Selling, general and administrative expenses.
2	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
5	Included in Cost of products and services sold.
6	Included in Other (income) expense. Includes acquisition-related fair value adjustments to inventory and third-party transaction and integration costs.
We define operating income as net sales less total cost of products and services sold, research and development expenses, impairment of assets held for sale, and selling, general and administrative expenses. We define segment profit, on an overall Honeywell basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, and repositioning and other charges. We define segment profit margin, on an overall Honeywell basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall Honeywell basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q2’25 Results - 14

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended December 31,
	2025	2024	2024	2025(E)
Earnings per share of common stock - diluted[1]	$2.45	$2.36	$8.71	$9.62 - $9.82
Pension mark-to-market expense[2]	—	—	0.14	No Forecast
Amortization of acquisition-related intangibles[3]	0.16	0.10	0.49	0.75
Acquisition-related costs[4]	—	0.03	0.09	0.02
Divestiture-related costs[5]	0.10	—	0.04	No Forecast
Russian-related charges[6]	—	—	0.03	—
Indefinite-lived intangible asset impairment[7]	—	—	0.06	—
Impairment of assets held for sale[8]	—	—	0.33	0.02
Loss on sale of business[9]	0.04	—	—	0.04
Adjusted earnings per share of common stock - diluted	$2.75	$2.49	$9.89	$10.45 - $10.65

1
For the three months ended June 30, 2025, and 2024, adjusted earnings per share utilizes weighted average shares of approximately 640.9 million and 654.2 million, respectively. For the twelve months ended December 31, 2024, adjusted earnings per share utilizes weighted average shares of approximately 655.3 million. For the twelve months ended December 31, 2025, expected earnings per share utilizes weighted average shares of approximately 643 million.

2	For the twelve months ended December 31, 2024, pension mark-to-market expense was $95 million, net of tax benefit of $31 million.
3
For the three months ended June 30, 2025, and 2024, acquisition-related intangibles amortization includes approximately $101 million and $66 million, net of tax benefit of approximately $32 million and $19 million, respectively. For the twelve months ended December 31, 2024, acquisition-related intangibles amortization includes $324 million, net of tax benefit of approximately $91 million. For the twelve months ended December 31, 2025, expected acquisition-related intangibles amortization includes approximately $480 million, net of tax benefit of approximately $120 million.

4	For the three months ended June 30, 2025, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was approximately a $1 million benefit, net of tax expense of approximately $1 million. For the three months ended June 30, 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was approximately $22 million, net of tax benefit of approximately $7 million. For the twelve months ended December 31, 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was approximately $59 million, net of tax benefit of approximately $16 million. For the twelve months ended December 31, 2025, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $10 million, net of tax benefit of approximately $5 million.
5	For the three months ended June 30, 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction and separation costs, was approximately $62 million, net of tax benefit of approximately $19 million. For the twelve months ended December 31, 2024, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction costs, was approximately $23 million, net of tax benefit of approximately $6 million.
6
For the twelve months ended December 31, 2024, the adjustment for Russian-related charges was a $17 million expense, without tax benefit, due to the settlement of a contractual dispute with a Russian entity associated with the Company’s suspension and wind down activities in Russia.

7	For the twelve months ended December 31, 2024, the impairment charge of indefinite-lived intangible assets associated with the personal protective equipment business was $37 million, net of tax benefit of $11 million.
8	For the twelve months ended December 31, 2024, the impairment charge of assets held for sale was $219 million, without tax benefit. For the twelve months ended December 31, 2025, the expected impairment charge of assets held for sale is $15 million, without tax benefit.
9
For the three months ended June 30, 2025, the adjustment for loss on sale of the personal protective equipment business was $28 million, net of tax benefit of $2 million. For the twelve months ended December 31, 2025, the expected adjustment for loss on sale of the personal protective equipment business is $28 million, net of tax benefit of $2 million.

We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense or the divestiture-related costs. The pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The divestiture-related costs are subject to detailed development and execution of separation restructuring plans for the announced separation of Automation and Aerospace Technologies. We therefore do not include an estimate for the pension mark-to-market expense or divestiture-related costs. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q2’25 Results - 15

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Cash provided by operating activities	$1,319	$1,371
Capital expenditures	(303)	(259)
Free cash flow	$1,016	$1,112
We define free cash flow as cash provided by operating activities less cash for capital expenditures.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

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Honeywell Q2’25 Results - 16

Honeywell International Inc.
Reconciliation of Expected Cash Provided by Operating Activities to Expected Free Cash Flow
(Unaudited)
(Dollars in billions)

Twelve Months Ended December 31, 2025(E)
Cash provided by operating activities	~$6.7 - $7.1
Capital expenditures	~(1.3)
Free cash flow	~$5.4 - $5.8
We define free cash flow as cash provided by operating activities less cash for capital expenditures.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.